                            ARTICLES OF INCORPORATION

                                       OF

                              RNA DEVELOPMENT CORP.

            WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I
                                 CORPORATE NAME

            The name of this corporation is RNA Development Corp.

                                   ARTICLE II
                             DURATION OF CORPORATION

            The duration of this corporation is "perpetual."

                                   ARTICLE III
                               CORPORATE PURPOSES

            The purpose for which this corporation is organized is to purchase, lease, or sell real property for investment and to acquire other business entities or investments, and all matters related or ancillary thereto and to do all things and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in, even though not expressly stated herein.

                                   ARTICLE IV
                                 CAPITALIZATION

            The aggregate number of shares which this corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares of $0.001 par value common stock. All stock of the corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                    ARTICLE V
                          PRE-EMPTIVE RIGHTS ABOLISHED

            The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

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                                   ARTICLE VI
                               COMMENCING BUSINESS

            This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of shares.

                                   ARTICLE VII
                                INTERNAL AFFAIRS

The directors shall adopt Bylaws which are not inconsistent with law or these Articles for the regulation and management of the affairs of the corporation. These Bylaws may be amended from time to time or repealed pursuant to laws.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

            The address of this corporation's initial registered office and name of its original registered agent at such address is:

                               Richard J. Lawrence
                                    Suite 777
                              175 South West Temple
                           Salt Lake City, Utah 84101

                                   ARTICLE IX
                                    DIRECTORS

            The Board of Directors shall consist of not less than three (3) nor more than nine (9) members as the Board of Directors may itself from time to time determine. The names and addresses of persons who are to serve as Directors until the first meeting of stockholders, or until their successors be elected and qualify are:

                  NAME                                ADDRESS
                  ----                                -------

              Phil R. Harris                    2137 Dallin Street
                                                Salt Lake City, Utah  84109

              Michael J. Jensen                 2117 South 2200 East
                                                Salt Lake City, Utah  84109

              James Stewart                     1601 West 400 South #56
                                                Salt Lake City, Utah  84109






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                                    ARTICLE X
                                  INCORPORATORS

                  NAME                               ADDRESS
                  ----                               -------
The name and address of each incorporator is:

              Phil R. Harris                    2137 Dallin Street
                                                Salt Lake City, Utah  84109

              Michael J. Jensen                 2117 South 2200 East
                                                Salt Lake City, Utah  84109

              James Stewart                     1601 West 400 South #56
                                                Salt Lake City, Utah  84109


                                   ARTICLE XI
                        OFFICERS AND DIRECTORS CONTRACTS

            No contract or other transaction between this corporation and any other corporation shall be affected by the fact that a Director or officer of this corporation is interested in or is a Director of officer of such other corporation; and any Director, individually or jointly, may be a party to or may be interested in any corporation or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm or corporation shall be affected by the fact that any Director of this corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or corporation, and every person who may become a Director of this corporation is hereby relieved from liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director acts in good faith.

            DATED this   1st   day of March, 1984.
                       -------


                                                    /s/ PHIL R. HARRIS
                                                    ---------------------------
                                                    PHIL R. HARRIS

                                                    /s/ MICHAEL J. JENSEN
                                                    ---------------------------
                                                    MICHAEL J. JENSEN

                                                    /s/ JIM R. STEWART
                                                    ---------------------------
                                                    JIM R. STEWART





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STATE OF UTAH             )
                          : ss.
COUNTY OF SALT LAKE       )

            I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 1ST day of March, 1984, Phil R. Harris, Michael J. Jensen and Jim R. Stewart, personally appeared before me who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

            DATED this   1st   day of March, 1984.
                       -------

                                                    /s/ SHARON E. VANCE
                                                    ---------------------------
                                                    Notary Public

My commission expires:                              Residing at:

            9/20/86                                 SALT LAKE CITY, UTAH
-----------------------------                       ---------------------------





















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